Exhibit 10.2

MEMORANDUM OF UNDERSTANDING dated January 10, 2012

This memorandum of Understanding (“MOU”) is entered into by and between

MagneGas Corporation
150 Rainville Road
Tarpon Springs, Florida 34689, U.S.A.
(“MNGA”)

and

MAASE SPRL (Magnegas Arc Applied Solutions Europe)
Rue Aux Fleurs 1
1000 Brussels Belgium (“MagneGas Europe”)

1. RECITALS

Whereas, MagneGas Corporation (“MNGA”) is a publicly traded corporation organized and existing under the law of the state of Delaware with its principle place of business in the state of Florida.

Whereas, MASSE SPRL (“MagneGas Europe”) is a corporation organized and existing under the law of the country of Belgium.

Whereas, MNGA is engaged in the business of generating gaseous fuel from liquid waste with its Plasma Arc Throw (“PAT”) Recyclers under U.S. patents and patent applications as described in details in the website www.magnegas.com.

Whereas, MagneGas Europe is engaged in the same technology of PAT recyclers in the continental Europe under European patents and patent applications.

Whereas, MNGA wants to acquire all the intellectual rights of the PAT technology in Europe and MagneGas Europe is interested in selling said rights.

THE PARTIES AGREE TO THE FOLLOWING

MagneGas Europe hereby grants to MNGA an exclusive option for the purchase of all intellectual rights on the PAT Technology in Europe, including patents, patent applications, copyrights, domain names and know-how, with the purchase to occur at mutually acceptable terms and conditions. The exclusive option will expire on December 31, 2012. The exclusive option is being granted in exchange for the consideration to be given by MNGA to MagneGas Europe as described to Schedule A, attached hereto.

In Faith

MagneGas Corporation

/s/ Ruggero Maria Santilli	01-10-12
Ruggero Maria Santilli	Date
CEO

MAASE, SPRL

/s/ Ermanno Santilli	01-10-12
Ermanno Santilli	Date
President

Schedule A

Testing of Magnegas for European client by KEMA Facility	$5,018

Attorneys for reviewing Contracts, Graphic work for advertising Hydrogen specialist Consulting fees	$12,327

Travel to Italian and English clients by Magnegas personnel	$4,500

TOTAL	$21,908